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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-82982, 33-97024, 333-25769, 333-49497,
333-59245, 333-50874, 333-108109, 333-111464) and Form S-8 (File Nos.
33-69516, 33-69518, 33-84706, 333-50874, 33-88030, 33-92998, 333-04535,
333-29059, 333-29977, 333-34119, 333-38490, 333-38494, 333-56747, 333-56749,
333-80623, 333-91468, 333-91470, 333-106066) of GTC Biotherapeutics, Inc. of
our reports dated March 4, 2004 relating to the financial statements and financial statement schedule which appear in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
March 8, 2004